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                                                                    Exhibit 23.3



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1999, except Note 1 as to which the date is April 1, 1999, with respect to the financial statements of ComputerJobs.com, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Internet Capital Group, Inc. for the registration of shares of its common stock.



                                Ernst & Young LLP

Atlanta, Georgia
May 7, 1999